Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERNATIONAL COAL GROUP ANNOUNCES START-UP

OF COMMERCIAL COAL PRODUCTION AT BECKLEY MINE

Scott Depot, West Virginia, Sept. 5, 2007 – International Coal Group (NYSE: ICO) today announced the commencement of commercial coal production at its new Beckley Pocahontas Mine in Eccles, WV. At full production in mid-2008, the Beckley complex is expected to produce 1.4 million tons annually of high-quality, low-volatile metallurgical coal for both domestic and export steel markets. The Company estimates that the Pocahontas No. 3 seam contains approximately 37 million tons of recoverable coal reserves.

“Growing international demand for high-quality metallurgical coal and stable domestic demand have resulted in substantial upward pricing pressure for Beckley-type coal,” said Ben Hatfield, President and CEO. “The ICG Beckley complex is coming online at the right time to take advantage of current market conditions.”

Hatfield added, “This new mining complex will also play a major role in the Beckley area economy, eventually employing approximately 180 miners, preparation plant workers and office personnel.”

ICG began construction at the mine in March, 2006, drilling a 2,500-foot slope for bringing coal to the surface and two 800-foot shafts to provide ventilation and an entrance portal for miners. The Beckley complex also includes a preparation plant (currently under construction) and a rail loadout facility. Both the preparation plant and rail loadout are expected to become operational by mid-November. The complex will be served by CSX railroad.

The Beckley Pocahontas mining complex is International Coal Group’s third new mining complex to go into production over the last 12 months. Construction on the Company’s new Tygart No. 1 Mine in Taylor County, West Virginia, is expected to begin in 2008 with initial production expected in mid-2009.

ICG is a leading producer of coal in Northern and Central Appalachia and the Illinois Basin. The Company has 12 active mining complexes, of which 11 are located in Northern and Central Appalachia and one in Central Illinois. ICG’s mining operations and reserves are strategically located to serve utility, metallurgical and industrial customers throughout the Eastern United States.

# # #

For more information, contact: Ira Gamm, vice president – investor and public relations, at (304) 760-2619.

Forward-Looking Statements

This press release contains certain statements that are forward-looking statements within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Because these forward-looking statements are subject to various risks and uncertainties, actual results may differ materially from those implied in the forward-looking statements. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: market demand for coal, electricity and steel; availability of qualified workers; future economic or capital market conditions; weather conditions or catastrophic weather-related damage; ICG’s production capabilities; the ongoing integration of Anker and CoalQuest into ICG’s business; the consummation of financing, acquisition or disposition transactions and the effect thereof on ICG’s business; ICG’s plans and objectives for future operations and expansion or consolidation; ICG’s relationships with, and other conditions affecting, ICG’s customers; the availability and cost of key supplies or commodities, such as diesel fuel, steel, explosives or tires; prices of fuels which compete with or impact coal usage, such as oil or natural gas; timing of reductions or increases in customer coal inventories; long-term coal supply arrangements; risks in coal mining; unexpected maintenance and equipment failure; environmental, safety and other laws and regulations, including those directly affecting ICG’s coal mining and production, and those affecting ICG’s customers’ coal usage; competition; railroad, barge, trucking and other transportation availability, performance and costs; employee benefits costs and labor relations issues; replacement of ICG’s reserves; ICG’s assumptions concerning economically recoverable coal reserve estimates; availability and costs of credit, surety bonds and letters of credit; title defects or loss of leasehold interests in ICG’s properties which could result in unanticipated costs or inability to mine these properties; future legislation and changes in regulations or governmental policies or changes in interpretations thereof, including with respect to safety enhancements; the impairment of the value of goodwill; the ongoing impact from the Sago mine accident; ICG’s liquidity, results of operations and financial condition; the adequacy and sufficiency of ICG’s internal controls and legal and administrative proceedings, settlements, investigations and claims. Forward-looking statements made by ICG in this press release or elsewhere speak only as of the date on which the statements were made. See also the “Risk Factors” of our 2006 Annual Report on Form 10-K and in our subsequent filings on Form 10-Q, all of which are currently available on our website at www.intlcoal.com. New risks and uncertainties arise from time-to-time, and it is impossible for ICG to predict these events or how they may affect ICG or its anticipated results. ICG has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date of issue, except as may be required by law.